Exhibit 13.1

CERTIFICATIONS

     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Total S.A., a French company (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 20-F for the year ended 2003 (the “Report”) fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 3, 2004

/s/ THIERRY DESMAREST Name: Thierry Desmarest Title: Chief Executive Officer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.